UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

DowDuPont Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DowDuPont Inc.
974 Centre Road
Wilmington, Delaware 19805
(302) 774-1000

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019

On May 1, 2019, DowDuPont Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “Proxy Statement”) for its Special Meeting of Stockholders to be held on May 23, 2019. The Company is furnishing this supplement in order to correct computational errors on pages 16 and 17 of the Proxy Statement regarding the illustrative impact of the proposed reverse stock split on the exercise price of outstanding stock options if the proposed reverse stock split is approved and effected. The corrected illustrative exercise prices are provided below and replace the original illustrative exercise prices in the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

The last sentence of the last full paragraph on page 16 of the Proxy Statement, under the section entitled “Effect on DowDuPont’s Stock Plans,” is hereby replaced with the following:

Further, for illustrative purposes only, if a 2-for-5 reverse stock split is effected, we expect that an outstanding stock option for 10,000 shares of common stock, exercisable at $30.00 per share, would be adjusted as a result of the 2-for-5 split ratio into an option exercisable for 4,000 shares of common stock at an exercise price of $75.00 per share.

In addition, the last sentence of the first paragraph on page 17 of the Proxy Statement, under the section entitled “Effect on DowDuPont’s Stock Plans,” is hereby replaced with the following:

Further, for illustrative purposes only, if a 1-for-3 reverse stock split is effected, we expect that an outstanding stock option for 10,000 shares of common stock, exercisable at $30.00 per share, would be adjusted as a result of the 1-for-3 split ratio into an option exercisable for 3,333 shares of common stock at an exercise price of $90.00 per share.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement. For the avoidance of doubt, the above illustrative exercise prices reflect only the impact of the proposed reverse stock split and do not take into account any adjustments to the Company’s outstanding equity awards as a result of the Employee Matters Agreement, effective as of April 1, 2019, by and among the Company, Corteva, Inc. and Dow Inc., which is described in Item 1.01 of the Current Report on Form 8-K filed by the Company on April 2, 2019 and attached thereto as Exhibit 10.2.

This supplement should be read in conjunction with the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 1, 2019. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON MAY 23, 2019:

This supplement, the Proxy Statement and the proxy card are available at www.proxyvote.com. Additionally, you can find a copy of the Company’s Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q on the website of the SEC at www.sec.gov.